Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933
Travelzoo
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4415727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Nonqualified Stock Option Agreements
(Full Title of the Plan)

Lisa Su
Chief Accounting Officer
Travelzoo
590 Madison Avenue, 35th Floor
New York, New York 10022
(Name and address of agent for service)
(212) 484-4900
(Telephone number, including area code, of agent for service)
Copies of all correspondence to:
Christina Sindoni Ciocca
General Counsel
Travelzoo
590 Madison Avenue, 35th Floor
New York, New York 10022
Telephone: (212) 484-4900
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revisited financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,850,000	$3.49	$9,946,500	$1,291

(1) This Registration Statement covers, in addition to the number of shares of Travelzoo, a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.01 per share (the "Common Stock"), stated above, (a) options granted to employees of the Company to purchase up to an aggregate of 2,850,000 shares of Common Stock pursuant to the Nonqualified Stock Option Agreements which appear as exhibits to this Registration Statement and (b) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee on the basis of the weighted average price at which the options may be exercised.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
Item 1.  Plan Information.
Information required by Part 1 of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to the instructions to Part I of Form S-8.
Item 2.  Registrant Information and Employee Plan Annual Information.
Information required by Part 1 of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to the instructions to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
The following documents filed by the Registrant (File No. 000-50171) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:
1.       The Registrant's Annual Report on Form 10-K for the year ended December 31, 2019, filed March 20, 2020;

2.       The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed June 25, 2020, and for the quarter ended June 30, 2020, filed August 10, 2020; and

3..       The description of the Registrant's Common Stock, which is contained in the Registration Statement on Form 8-A, dated and filed on January 30, 2003 pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.   Description of Securities.
Not applicable.
Item 5.   Interests of Named Experts and Counsel.
Not applicable.
Item 6.   Indemnification of Directors and Officers.
The Delaware General Corporation Law (the "DGCL") permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
As permitted by Delaware law, the Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to the Registrant or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.
The Registrant's Certificate of Incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent permitted by Delaware law.  The Registrant believes that indemnification under its Certificate of Incorporation covers negligence and gross negligence on the part of indemnified parties.
The Registrant has entered into indemnification agreements with each of its directors and officers.  These agreements, among other things, require the Registrant to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action, suit or proceeding, and any appeal therefrom, arising out of such person's services as a director, officer, employee or agent of the Registrant or services provided at the request of the Registrant to another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.  In the case of a derivative action where the director or officer is found liable to the Registrant, no indemnification shall be made unless a court finds that the director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
Item 7.   Exemption from Registration Claimed.
Not applicable.
Item 8.  Exhibits.
See Exhibit Index.
Item 9.  Undertakings.
(a)   The undersigned registrant hereby undertakes:
1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.             To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.             To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
iii.             To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mountain View, California on the 28th day of August, 2020.

TRAVELZOO

/s/ LISA SU
Lisa Su
Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lisa Su as his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Holger Bartel	Global Chief Executive Officer	August 28, 2020
Holger Bartel

/s/ Lisa Su	Chief Accounting Officer	August 28, 2020
Lisa Su

/s/ Ralph Bartel	Chairman of the Board of Directors	August 28, 2020
Ralph Bartel

/s/ Christina Sindoni Ciocca	Director	August 28, 2020
Christina Sindoni Ciocca

/s/ Carrie Liqun Liu	Director	August 28, 2020
Carrie Liqun Liu

/s/ Mary Reilly	Director	August 28, 2020
Mary Reilly

/s/ Beatrice Tarka	Director	August 28, 2020
Beatrice Tarka

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of Travelzoo (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002).
3.2	Certificate of Incorporation of Travelzoo and Certificates of Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split Followed by a Forward Stock Split Of Travelzoo’s Common Stock. (Incorporated by reference to Exhibit 3.2 on Form 10-K (File No. 000-50171), filed February 12, 2014)
3.3	Certificate of Amendment of Certificate Incorporation of Travelzoo (Incorporated by reference to Exhibit 3.4 to our Form 8-K (File No. 000-50171), filed May 10, 2017)
3.4	Certificate of Amendment of Certificate of Incorporation of Travelzoo (Incorporated by reference to Exhibit C to our Schedule 14A (File No. 000-50171), filed April 1, 2019)
3.5	By-laws of Travelzoo (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002)
4.1	Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel dated September 27, 2015 (Incorporated by reference to Exhibit 10.24 on Form 8-K (File No. 000-50171), filed October 1, 2015)
4.2	Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel dated October 30, 2017 (Incorporated by reference to Exhibit 10.3 on Form 8-K (File No. 000-50171), filed November 3, 2017)
4.3	Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel dated September 30, 2019 (Incorporated by reference to Exhibit 10.3 on Form 8-K (File No. 000-50171), filed September 10, 2019)
4.4	Nonqualified Stock Option Agreement between Travelzoo and Christian Smart dated September 5, 2019 (Incorporated by reference to Exhibit B-1 on DEF 14A (File No. 000-50171), filed April 16, 2020
4.5	Nonqualified Stock Option Agreement between Travelzoo and James Clarke dated September 5, 2019 (Incorporated by reference to Exhibit B-2 on DEF 14A (File No. 000-50171), filed April 16, 2020
4.6	Nonqualified Stock Option Agreement between Travelzoo and Lara Barlow dated September 5, 2019 (Incorporated by reference to Exhibit B-3 on DEF 14A (File No. 000-50171), filed April 16, 2020
4.7	Nonqualified Stock Option Agreement between Travelzoo and Sonja Haas dated September 5, 2019 (Incorporated by reference to Exhibit B-6 on DEF 14A (File No. 000-50171), filed April 16, 2020
4.8	Nonqualified Stock Option Agreement between Travelzoo and Stephan Keschelis dated September 5, 2019 (Incorporated by reference to Exhibit B-5 on DEF 14A (File No. 000-50171), filed April 16, 2020
4.9
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel dated March 30, 2020 (relating to Nonqualified Stock Option Agreement dated September 27, 2015) (Incorporated by reference to Exhibit E-1 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.10
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel dated March 30, 2020 (relating to Nonqualified Stock Option Agreement dated October 30, 2017) (Incorporated by reference to Exhibit E-2 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.11
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel dated March 30, 2020 (relating to Nonqualified Stock Option Agreement dated September 5, 2019) (Incorporated by reference to Exhibit E-3 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.12
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Christian Smart dated March 30, 2020 (relating to Nonqualified Option Agreement dated September 5, 2019) (Incorporated by reference to Exhibit F-1 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.13
Amendment to Nonqualified Stock Option Agreement between Travelzoo and James Clarke dated March 30, 2020 (relating to Nonqualified Option Agreement dated September 5, 2019) (Incorporated by reference to Exhibit F-2 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.14
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Lara Barlow dated March 30, 2020 (relating to Nonqualified Option Agreement dated September 5, 2019) (Incorporated by reference to Exhibit F-3 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.15
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Sonja Haas dated March 30, 2020 (relating to Nonqualified Option Agreement dated September 5, 2019) (Incorporated by reference to Exhibit F-6 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.16
Amendment to Nonqualified Stock Option Agreement between Travelzoo and Stephan Keschelis dated March 30, 2020 (relating to Nonqualified Option Agreement dated September 5, 2019) (Incorporated by reference to Exhibit F-5 on DEF 14A (File No. 000-50171), filed April 16, 2020

4.17	Nonqualified Stock Option Agreement between Travelzoo and Lisa Su dated March 30, 2020 (Incorporated by reference to Exhibit C on DEF 14A (File No. 000-50171), filed April 16, 2020
4.18
Nonqualified Stock Option Agreement between Travelzoo and Christina Sindoni Ciocca dated March 30, 2020 (Incorporated by reference to Exhibit D on DEF 14A (File No. 000-50171), filed April 16, 2020Nonqualified Stock Option Agreement between Travelzoo and Christina Sindoni Ciocca dated March 30, 2020

4.19	Nonqualified Stock Option Agreement between Travelzoo and Ralph Bartel dated March 30, 2020 (Incorporated by reference to Exhibit A on DEF 14A (File No. 000-50171), filed April 16, 2020
5.1*	Opinion of Doster, Ullom & Boyle, LLC regarding the validity of the Common Stock
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of RSM US LLP, independent registered public accounting firm
23.3	Consent of Doster, Ullom & Boyle, LLC (included in Exhibit 5.1)
24	Power of Attorney (included on signature page)

* Filed herewith.